UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 on Form S-8 to

Form S-4 Registration Statement No. 333-207260

UNDER

THE SECURITIES ACT OF 1933

SLB N.V. (SLB LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	52-0684746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

42 rue Saint-Dominique Paris, France	75007

5599 San Felipe Houston, Texas, U.S.A.	77056

62 Buckingham Gate London, United Kingdom	SW1E 6AJ

Parkstraat 83 The Hague, The Netherlands	2514 JG
(Addresses of Principal Executive Offices)	(Zip Codes)

Cameron International Corporation Equity Incentive Plan

Cameron International Corporation Nonqualified Deferred Compensation Plan

Cameron International Corporation Deferred Compensation Plan For Non-Employee Directors

OneSubsea LLC Nonqualified Deferred Compensation Plan

Natco Group Inc. 2004 Stock Incentive Plan

Natco Group Inc. 2006 Long Term Incentive Compensation Plan

(Full title of the plan)

Dianne B. Ralston

Chief Legal Officer and Secretary

SLB Limited

5599 San Felipe

Houston, Texas, U.S.A. 77056

(713) 513-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan J. Maierson

Julia A. Thompson

Latham & Watkins LLP

555 11th Street, NW

Suite 1000

Washington, DC 20004-1304

(202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

SLB N.V. (SLB Limited) (the “Registrant”) hereby amends the registration statement on Form S-4 (File No. 333-207260) originally filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2015 and declared effective by the Commission on November 16, 2015 that was further amended by a Post-Effective Amendment No. 1 on Form S-8 filed with the Commission on April 4, 2016, by filing this Post-Effective Amendment No. 2 (as so amended, the “Registration Statement”).

The Registrant has terminated all offerings of its securities pursuant to the Registration Statement and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 12, 2025.

SLB N.V.
(SLB Limited)

By:	/s/ Dianne B. Ralston
Dianne B. Ralston
Chief Legal Officer and Secretary

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8.